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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):   March 10, 2000



                             THE WISER OIL COMPANY
             (Exact name of registrant as specified in is charter)



       Delaware                     0-5426                55-0522128
(State or other jurisdiction      (Commission            (IRS Employer
  of incorporation)               File Number)         Identification No.)

                         8115 Preston Road, Suite 400
                              Dallas, Texas 75225
         (Address, including zip code, of principal executive offices)

      Registrant's telephone number, including area code:  (214) 265-0080


                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

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                             THE WISER OIL COMPANY
                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Item 1.   Changes in Control of Registrant.

          Not applicable.

Item 2.   Acquisition or Disposition of Assets.

          Not applicable.

Item 3.   Bankruptcy or Receivership.

          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not applicable.

Item 5.   Other Events.

     On March 10, 2000, The Wiser Oil Company, a Delaware corporation (the "Company"), and Wiser Investment Company, LLC, a Delaware limited liability company ("WIC"), entered into an Amended and Restated Stock Purchase Agreement (the "Stock Purchase Agreement") and an Amended and Restated Warrant Purchase Agreement (the "Warrant Purchase Agreement"). The transactions contemplated by the Stock Purchase Agreement and the Warrant Purchase Agreement are referred to herein as the "Transaction."

     The Stock Purchase Agreement and the Warrant Purchase Agreement amend and restate the stock purchase agreement and warrant purchase agreement entered into between the Company and WIC on December 13, 1999 pursuant to which WIC agreed, among other things, to purchase 1,000,000 shares of Series C Cumulative Preferred Stock (the "Preferred Shares") at $25.00 per Preferred Share for an aggregate purchase price of $25 million, and 741,716 warrants (the "Warrants") to purchase Common Stock at $0.02 per Warrant for an aggregate purchase price of $14,834.

     On February 24, 2000, WIC notified the Company and Petrie Parkman & Co., Inc., the Company's financial advisor ("Petrie Parkman"), that WIC had received commitments for equity financing in an aggregate amount of approximately $15 million, but expressed its concern that it might not be able to raise the additional $10 million by the time the parties would be prepared to close the transaction. WIC, therefore, proposed to modify the transaction. After negotiations involving WIC, the Company and Petrie Parkman, tentative agreement was reached (subject to approval by the Company's Board). On February 29, 2000, the Board approved and voted to recommend that the stockholders of the Company approve the Transaction. After discussions and negotiations among the Company, Petrie Parkman, WIC and their respective counsel, the Company and WIC agreed on the terms of the Transaction as set forth in the Stock Purchase Agreement and the Warrant Purchase Agreement.

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     The Stock Purchase Agreement provides for the issuance and sale by the
Company to WIC and any permitted assignee of WIC (collectively, "Purchaser") at the closing of the transactions contemplated by the Stock Purchase Agreement (the "Closing") of not less than 600,000 Preferred Shares nor more than 1,000,000 Preferred Shares at a purchase price of $25.00 per Preferred Share. The Warrant Purchase Agreement provides for the issuance and sale by the Company to WIC at the Closing of Warrants to purchase that number of shares of Common Stock equal to 741,716 multiplied by a fraction, of which the numerator is the total number of Preferred Shares purchased by WIC at the Closing and the denominator is 1,000,000, at a purchase price of $0.02 per Warrant pursuant to a Warrant Agreement (the "Initial Warrants").

     If Purchaser purchases less than 1,000,000 Preferred Shares at the Closing, Purchaser has the option (the "Option") to purchase a number of additional Preferred Shares equal to the difference between 1,000,000 and the number of Preferred Shares purchased at the Closing. The Option is exercisable from time to time for six months following the Closing Date, in whole or part; provided that each exercise of the Option must be for at least 20,000 Preferred Shares in the aggregate or 100% of the then remaining Preferred Shares subject to the Option. If Purchaser exercises the Option, the Company will issue and sell to WIC Initial Warrants to purchase that number of shares of Common Stock equal to 741,716 multiplied by a fraction, of which the numerator is the total number of Preferred Shares purchased at the closing of the Option (the "Option Closing"), and the denominator is 1,000,000, at a purchase price of $0.02 per Warrant pursuant to a Warrant Agreement. The exercise price of the Initial Warrants issued at the Closing or any Option Closing is $4.25, subject to adjustment to prevent dilution.

     If the Transaction is approved by the stockholders of the Company and Purchaser purchases 1,000,000 Preferred Shares and WIC acquires 741,716 Warrants, the Preferred Shares, if fully converted, would entitle the holder to receive a number of shares of Common Stock representing approximately 40% of the outstanding Common Stock, and the Warrants, if fully exercised, would entitle the holder to receive a number of shares of Common Stock representing approximately 5% of the outstanding Common Stock. In addition, the Preferred Shares will pay dividends in shares of Common Stock or cash, at the Company's option, at an annual rate of seven percent of the $25.00 per share liquidation value. If the Company elects to pay all of the dividends that accrue on 1,000,000 Preferred Shares in shares of Common Stock, the Company will issue up to approximately 1,900,000 additional shares of Common Stock (based on the $2.75 per share closing sales price of the Common Stock on the NYSE on December 13, 1999, and assuming that all Preferred Shares remain outstanding and none of them is converted into Common Stock until the third anniversary of the Closing, when the Preferred Shares convert automatically into Common Stock).

     The Company will issue to WIC additional Warrants (the "Additional Warrants") if after the Closing or any Option Closing the Company issues any shares of Common Stock (other than pursuant to a Warrant Agreement, the terms of the Preferred Shares or awards granted after the Closing or any Option Closing under the Company's stock option plans or other director, officer or employee equity plans, contracts or arrangements). The number of Additional Warrants is determined by multiplying the number of shares purchasable under each Warrant Agreement immediately prior to such issuance of additional shares of Common Stock times a fraction of which the numerator is the number of shares of Common Stock outstanding immediately after such issuance, and the denominator is the number of shares of Common Stock outstanding immediately prior to such issuance, and subtracting therefrom the number of shares purchasable under each Warrant Agreement immediately prior to such issuance. The exercise price of any Additional Warrants is based on the time of their issuance, with such prices increasing from $4.25 per share at a rate of 10% per year following the Closing.

     The Transaction also provides for the execution at the Closing of a Management Agreement between the Company and WIC (the "Management Agreement"), a Stockholder Agreement between the Company and Purchaser (the "Stockholder Agreement") and an Employment Agreement between the Company and George K. Hickox, Jr. (the "Employment Agreement"). Under the Management Agreement, the Company will pay WIC $300,000 per year for (i) furnishing three individuals to serve on the Board of Directors of the Company and the Executive Committee of the Board (the "Purchaser Designees"), causing one of the Purchaser Designees to serve as Chief Executive Officer

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of the Company and selecting a person to serve as Chief Financial Officer of the
Company and (ii) assisting the Company in the identification of acquisition opportunities.

     Under the Stockholder Agreement, (i) the Company will fill the vacancies created by the resignation of three of the current members of the Board of Directors with three Purchaser Designees, one of which shall be designated to serve as Chairman of the Board, (ii) the Company will create an Executive Committee comprised of the three Purchaser Designees and one of the current directors of the Company, which committee will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, except for matters which by law require whole Board approval and certain other matters reserved for decision by the whole Board, (iii) one Purchaser Designee who is not an executive officer of the Company will serve on each other committee of the Board, (iv) the Company will grant certain demand and piggyback registration rights to Purchaser with respect to the shares of Common Stock issuable upon conversion of the Preferred Shares, upon exercise of the Warrants and in payment of dividends payable on the Preferred Shares, and
(v) Purchaser will be subject to certain transfer restrictions with respect to the securities issued or issuable pursuant to the Stock Purchase Agreement and each Warrant Agreement. If the Purchaser, together with its respective affiliates (the "Purchaser Group"), own less than 4,600,000 shares of Common Stock on a fully-diluted basis, the number of Purchaser Designees that Purchaser is entitled to designate to serve on the Board and the Executive Committee will be proportionately reduced based on the Purchaser Group's stock ownership. In addition, if the Purchaser Group owns less than 2,800,000 shares of Common Stock on a fully-diluted basis, Purchaser will no longer be entitled to (i) designate the Chairman of the Board, (ii) designate a Purchaser Designee to serve on other Board committees or (iii) nominate the Chief Executive Officer and the Chief Financial Officer of the Company. If at the time of the Closing or any Option Closing the Purchaser Group beneficially owns less than 6,624,069 shares of Common Stock on a fully-diluted basis, then the number of fully-diluted shares that must be owned by the Purchaser Group in order to maintain a specified designation or related right will be adjusted by multiplying such number of shares by a fraction of which the numerator is the aggregate purchase price paid by Purchaser at the Closing and any Option Closings, and the denominator is $25,000,000.

     Under the Employment Agreement, Mr. Hickox will be employed by the Company will be for a two-year period commencing on the date of the Closing, unless extended by mutual agreement of the parties or terminated in accordance with the terms thereof. During the employment term, Mr. Hickox will serve as Chief Executive Officer and (to the extent elected or appointed as a director of the Company) Chairman of the Board of the Company, accountable only to the Board. The Employment Agreement requires that Mr. Hickox devote a substantial majority of his time and attention to the business and affairs of the Company. The Company acknowledges that Mr. Hickox has outside business interests and has agreed that he may devote a portion of his time and attention to such business interests provided they do not materially interfere with the performance of his duties under the Employment Agreement.

     During the employment term, the Company will pay to Mr. Hickox for his services a base salary at the rate of $1.00 per year, provided that such base salary may be adjusted from time to time by the Board in its discretion. In addition to base salary, Mr. Hickox may be paid bonuses in such amounts as may be determined by the Board in its discretion. Mr. Hickox will be entitled to participate in all employee benefit plans and programs provided by the Company to its executive officers generally, subject to the terms, conditions and administration of such plans and programs. However, Mr. Hickox has agreed that, unless otherwise determined by the Board, he will not be entitled to receive any stock options, restricted stock or other similar stock-based awards under the Company's stock incentive plans. The Employment Agreement also contains provisions regarding the Company furnishing an automobile and housing for Mr. Hickox's use in Dallas, and the reimbursement by the Company of certain of his travel expenses.

     The Board may terminate Mr. Hickox's employment for cause (as defined in the Employment Agreement), and Mr. Hickox has the right to terminate his employment at any time by providing at least 30 days prior written notice of termination to the Company.

     The preceding summaries of the foregoing agreements are qualified in their entirety by

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reference to such agreements, copies of which are attached hereto or incorporated by reference herein as Exhibits 10.1 and 10.2, and are incorporated in these summaries by reference.

     Disclosure Regarding Forward-Looking Statements. This Report includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this Report, including without limitation statements regarding the Company's financial position and liquidity, its strategic alternatives, cost reduction efforts and other plans and objectives for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on its business or operations. Among the factors that could cause actual results to differ materially from the Company's expectations are the volatility of oil and gas prices, the uncertainty of estimates of reserves and future net revenues, risks relating to acquisition of producing properties, drilling and operating risks, general economic conditions, competition, domestic and foreign government regulations and other factors which are beyond the Company's control. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by such factors. The Company assumes no obligation to update any such forward-looking statements.



Item 6.   Resignations of Registrant's Directors.

          Not applicable.

Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits

               Item           Exhibits
               ----           --------

               10.1* Amended and Restated Stock Purchase Agreement dated as of December 13, 1999 between the Company and WIC, which includes as Exhibits C, D and F, forms of the Employment Agreement, the Management Agreement and the Stockholder Agreement, respectively.

               10.2* Amended and Restated Warrant Purchase Agreement dated as of December 13, 1999 between the Company and WIC, which includes as Exhibit A the form of Warrant Agreement.

______________
*filed herewith

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Item 8.   Change in Fiscal Year.

          Not applicable.

Item 9.   Sales of Equity Securities Pursuant to Regulation S.

          Not applicable.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                THE WISER OIL COMPANY



Date:     March 20, 2000       By: /s/ Lawrence J. Finn
                                  -------------------------
                                    Lawrence J. Finn
                                    Vice President Finance

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                               INDEX TO EXHIBITS


Item
Number                          Exhibit
------                          -------

 10.1 Amended and Restated Stock Purchase Agreement dated as of December 13, 1999 between the Company and WIC, which includes as Exhibits C, D and F, forms of the Employment Agreement,
 10.2 the Management Agreement and the Stockholder Agreement, respectively

                  Amended and Restated Warrant Purchase Agreement dated as of December 13, 1999 between the Company and WIC, which includes as Exhibit A the form of Warrant Agreement.